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Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY
(Not to be Used for Signature Guarantee)
Offer to Purchase for Cash
by
United Online, Inc.
of
Up to 16,666,666 Shares of Its Common Stock
(including the associated Preferred Stock Purchase Rights)
At a Purchase Price Not Greater than $10.50 per Share
Nor Less than $9.00 per Share

THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL
EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, DECEMBER 3, 2004, UNLESS UNITED ONLINE EXTENDS THE TENDER OFFER.

        As set forth in Section 3 of the offer to purchase, dated November 4, 2004, the tendering stockholder should use this notice of guaranteed delivery (or a facsimile of it) to accept the tender offer (as defined herein) if:

          (a)   the tendering stockholder's share certificates are not immediately available or the tendering stockholder cannot deliver certificates representing shares of common stock, $0.0001 par value per share, (including the associated preferred stock purchase rights, and referred to herein as the "shares") of United Online, Inc., a Delaware corporation ("United Online"), prior to the "expiration date" (as defined in Section 1 of the offer to purchase); or

          (b)   the procedure for book-entry transfer cannot be completed before the expiration date (as specified in Section 1 of the offer to purchase); or

          (c)   time will not permit a properly completed and duly executed letter of transmittal and all other required documents to reach the depositary referred to below before the expiration date.

        The tendering stockholder may deliver this notice of guaranteed delivery (or a facsimile of it), signed and properly completed, by hand, mail, overnight courier or facsimile transmission so that the depositary receives it before the expiration date. See Section 3 of the offer to purchase and Instruction 2 to the letter of transmittal.

The depositary for the tender offer is:

U.S. Stock Transfer Corporation

By registered mail:	By hand or overnight courier:	By facsimile transmission:
U.S. Stock Transfer Corporation Attn: Reorganization Department 1745 Gardena Ave. Glendale, California 91204 (818) 502-1404	U.S. Stock Transfer Corporation Attn: Reorganization Department 1745 Gardena Ave. Glendale, California 91204 (818) 502-1404	U.S. Stock Transfer Corporation Attn: Reorganization Department 1745 Gardena Ave. Glendale, California 91204 (818) 502-1404 (818) 502-0674 (facsimile)

        Delivery of this notice of guaranteed delivery to an address other than those shown above or transmission of instructions via the facsimile number other than the one listed above does not constitute a valid delivery. Deliveries to United Online or to the dealer manager of the tender offer will not be forwarded to the depositary and therefore will not constitute valid delivery. Deliveries to the book-entry transfer facility (as defined in the offer to purchase) will not constitute valid delivery to the depositary.

        The tendering stockholder cannot use this notice of guaranteed delivery form to guarantee signatures. If a signature on the letter of transmittal is required to be guaranteed by an "eligible guarantor institution" (as defined in Section 3 of the offer to purchase) under the instructions thereto, such signature must appear in the applicable space provided in the signature box on the letter of transmittal.

Ladies and Gentlemen:

        The undersigned hereby tenders to United Online the number of shares indicated below, at the price per share indicated below, net to the tendering stockholder in cash, without interest, upon the terms and subject to the conditions set forth in the offer to purchase and the related letter of transmittal, which together (and as each may be amended and supplemented from time to time) constitute the tender offer, and the receipt of which is hereby acknowledged. This tender is being made pursuant to the guaranteed delivery procedure set forth in Section 3 of the offer to purchase. Unless the associated preferred stock purchase rights are redeemed prior to the expiration of the tender offer, a tender of any shares will also constitute a tender of the associated preferred stock purchase rights.

Number of Shares Being Tendered Hereby:                             Shares

CHECK ONE AND ONLY ONE BOX. IF THE TENDERING STOCKHOLDER CHECKS MORE THAN ONE BOX, OR IF THE TENDERING STOCKHOLDER DOES NOT CHECK ANY BOX, THE TENDERING STOCKHOLDER WILL HAVE FAILED TO VALIDLY TENDER ANY SHARES.

SHARES TENDERED AT PRICE DETERMINED UNDER THE TENDER OFFER

(See Instruction 5 of the letter of transmittal)

☐
The undersigned wants to maximize the chance of having United Online purchase all shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders shares and is willing to accept the purchase price determined by United Online pursuant to the tender offer (the "Purchase Price"). This action could result in receiving a price per share of as low as $9.00 or lower if we amend the purchase price and the tendering shareholder does not withdraw previously tendered shares.

—OR—

SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER
(See Instruction 5 of the letter of transmittal)

        By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the Purchase Price is less than the price checked below. A tendering stockholder who desires to tender shares at more than one price must complete a separate letter of transmittal for each price at which the stockholder tenders shares. A tendering stockholder cannot tender the same shares at more than one price, unless the tendering stockholder has previously validly withdrawn those shares at a different price in accordance with Section 4 of the offer to purchase.

Price (in Dollars) Per Share at Which Shares Are Being Tendered

☐ $9.00	☐ $9.50	☐ $10.00	☐ $10.50
☐ $9.25	☐ $9.75	☐ $10.25

The tendering stockholder WILL NOT have validly tendered his or her shares unless the tendering stockholder checks ONE AND ONLY ONE BOX ON THIS PAGE.

ODD LOTS
(See Instruction 6 of the letter of transmittal)

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares.

On the date hereof, the undersigned either (check one box):

☐
is the beneficial or record owner of an aggregate of fewer than 100 shares and is tendering all of those shares,

OR

☐
is a broker, dealer, commercial bank, trust company or other nominee that (i) is tendering, for the beneficial owner(s) thereof, shares with respect to which it is the record holder, and (ii) believes, based upon representations made to it by such beneficial owner(s), that each such person was the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of such shares.

In addition, the undersigned is tendering shares (check ONE box):

☐
at the Purchase Price, which will be determined by United Online in accordance with the terms of the tender offer (persons checking this box should check the first box on page 2 of this notice of guaranteed delivery, under the heading "Shares Tendered at Purchase Price Under the Tender Offer"); or

☐
at the price per share indicated under the heading, "Shares Tendered at Price Determined by Stockholder" on page 2 of this notice of guaranteed delivery.

CONDITIONAL TENDER
(See Instruction 11 of the letter of transmittal)

        A tendering stockholder may condition such stockholder's tender of any shares upon the purchase by United Online of a specified minimum number of the shares such stockholder tenders, as described in Section 6 of the offer to purchase. Unless United Online purchases at least the minimum number of shares the tendering stockholder indicates below, pursuant to the terms of the tender offer, United Online will not purchase any of the shares tendered below. It is the tendering stockholder's responsibility to calculate that minimum number, and United Online urges each tendering stockholder to consult his or her own tax advisor in doing so. Unless the tendering stockholder checks the box immediately below and specify, in the space provided, a minimum number of shares that United Online must purchase if United Online purchases any shares, United Online will deem the tendering stockholder's tender unconditional.

☐
The minimum number of shares that United Online must purchase if United Online purchases any shares, is:                             shares.

        If, because of proration, United Online will not purchase the minimum number of shares that the tendering stockholder designates, United Online may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares. To certify that the tendering stockholder is tendering all of the shares he or she owns, check the box below.

☐
The tendered shares represent all shares held by the undersigned.

STOCKHOLDERS COMPLETE AND SIGN BELOW

Please type or print
Certificate No.(s) (if available):	Signature(s) of Stockholder(s):
Date:
Date:
Date:
Name(s) of Stockholders:	Area Code & Phone No.	Address(es) of Stockholders:

If shares will be tendered by book-entry transfer provide the following information:

Name of Tendering Institution:	Account No:

GUARANTEE
(Not to be used for Signature Guarantee)

        The undersigned, a bank, broker, dealer, credit union, savings association or other entity, which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity, which is an "Eligible Guarantor Institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an "Eligible Guarantor Institution") guarantees the delivery of the shares tendered hereby to the depositary, in proper form for transfer, or a confirmation that the shares tendered hereby have been delivered under the procedure for book-entry transfer set forth in the offer to purchase into the depositary's account at the book-entry transfer facility, together with a properly completed and duly executed letter of transmittal and any other required documents, all within three Nasdaq trading days of the date hereof.

Name of Firm:	Name of Firm:
Authorized Signature:	Authorized Signature:
Name:	Name:
Title:	Title:
Address:	Address:
Zip Code:	Zip Code:
Area Code and Telephone Number:	Area Code and Telephone Number:
Dated:	Dated:
, 200	, 200

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.
SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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NOTICE OF GUARANTEED DELIVERY